Exhibit 10.1

FARMER MAC MORTGAGE SECURITIES CORPORATION
as Bond Purchaser

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP
as Issuer

FARMLAND PARTNERS INC.

as Issuer’s Consolidated Parent Company

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
as Guarantor

AMENDED AND RESTATED
AGVANTAGE® BOND PURCHASE AGREEMENT

Dated as of March 1, 2015

ARTICLE IX GUARANTEE	18
SECTION 9.01. Guarantee	18
SECTION 9.02. Control by the Guarantor	19

Schedule I — Addresses for Notices

Schedule II — Form of Pricing Agreement

Annex A — Form of AgVantage Bond (Fixed- and Floating-Rate)

Annex B — Reserved

Annex C — Officers’ Certificate

Annex D — Listing of Contributed Assets

Annex E — REIT’s Officers’ Certificate

AMENDED AND RESTATED
AGVANTAGE BOND PURCHASE AGREEMENT

AMENDED AND RESTATED AGVANTAGE BOND PURCHASE AGREEMENT, dated as of March 1, 2015, among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); FARMLAND PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Issuer”); FARMLAND PARTNERS INC., a Maryland corporation, and the consolidated parent company of Issuer (the “REIT”); and Farmer Mac, as Guarantor.

RECITALS

WHEREAS, Issuer wishes from time to time to issue and sell AgVantage Bonds to the Purchaser, and the Purchaser wishes from time to time to purchase such AgVantage Bonds from Issuer, all on the terms and subject to the conditions herein provided; and

WHEREAS, Farmer Mac is an instrumentality of the United States formed to provide for a secondary market for agricultural real estate mortgages and rural utilities loans, and Issuer is a Delaware limited partnership that intends to originate and service agricultural mortgage loans as contemplated in this Agreement; and

WHEREAS, the REIT believes it to be in the best interests of its wholly owned subsidiary, Issuer, to issue and sell AgVantage Bonds to obtain funding from Farmer Mac, which would also benefit the REIT;

WHEREAS, Farmer Mac, the Purchaser and Issuer have agreed that the AgVantage Bonds will be guaranteed by Farmer Mac and secured by the pledge of loans secured by first liens on agricultural real estate, as provided herein;

WHEREAS, Farmer Mac, the Purchaser, Issuer and the REIT previously entered into an AgVantage Bond Purchase Agreement dated August 22, 2014, as amended by Amendment No. 1 dated October 13, 2014 and Amendment No. 2 dated December 22, 2014 (collectively, the “Existing Agreement”), pursuant to which Issuer sold AgVantage Bonds to the Purchaser; and

WHEREAS, Farmer Mac, the Purchaser, Issuer and the REIT desire to combine, amend and restate the Existing Agreement and the Amendment in this Amended and Restated AgVantage Bond Purchase Agreement effective as of March 1, 2015 to govern all aspects of the terms and conditions governing the rights and obligations of parties with respect to all AgVantage Bonds issued by Issuer in the future from time to time under this Amended and Restated AgVantage Bond Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and Issuer agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.            Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Accumulated Depreciation and Amortization” shall be the accumulated depreciation and amortization of the REIT, as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements.

“Agreement” means this Amended and Restated AgVantage Bond Purchase Agreement, as the same may be amended from time to time.

“AgVantage Bonds” or “Bonds” means the debt instruments in the form of Annex A hereto issued and sold under this Agreement, or any one or more of them as the context may require.

“Bond Documents” means the Bonds, this Agreement, and the Pledge Agreement.

“Bond Interest Rate” means the rate of interest applicable to any particular Bond, as set forth in the applicable Pricing Agreement.

“Borrower” means a limited liability company or other entity organized and domiciled under the laws of any state in the United States of America that is principally-owned by Issuer and that owns the agricultural real estate securing one or more Qualified Loans.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which any of the Federal Reserve Bank of New York, Farmer Mac’s office in Washington, DC or Issuer’s main office in Westminster, Colorado is not open for business.

“Capitalized Interest” means interest that is added to the cost of a long-term asset rather than expensed.

“Certificate of Pledged Collateral” has the meaning given to that term in the Pledge Agreement.

“Closing Date” means the date of the funding of each issuance of AgVantage Bonds hereunder, which date shall be set forth in the applicable Pricing Agreement.

“Collateral Agent” means Farmer Mac, as collateral agent under the Pledge Agreement, or its successor, as appointed pursuant to the terms set forth in Article 3 of the Pledge Agreement.

“Contributed Asset Agreed Value” means $71,677,570, which is the appraised value of the Contributed Assets, as agreed upon hereby by each of the parties to this Agreement; provided, however, that in the event that any Contributed Asset is sold in whole or in part by the REIT or the Issuer to a third party, then the Contributed Asset Agreed Value shall be adjusted downward (i) if such Contributed Asset is sold in whole, by the full amount of the appraised value of such Contributed Asset, as set forth on Annex D, or (ii) if such Contributed Asset is sold in part, by a pro-rated amount of the appraised value for such Contributed Asset, as is reasonably agreed upon by the parties hereto, with such pro-rated amount based upon factors including, but not limited to, the appraisal of such Contributed Asset, the amount and type of acreage of the Contributed Asset sold, and the tillable acreage of such Contributed Asset.

“Contributed Assets” means the assets of the REIT contributed to Issuer at the time of the REIT’s initial public offering on April 16, 2014 that are listed on Annex D.

“Contributed Asset Value Difference” means initially$33,322,146, which is the difference between the Historical Cost of the Contributed Assets and the Contributed Asset Agreed Value; provided, however, that in the event that any Contributed Asset is sold in whole or in part by the REIT or the Issuer to a third party, then the Contributed Asset Value Difference shall mean the difference between the Historical Cost of the Contributed Asset and the Contributed Asset Agreed Value for such Contributed Asset, each as adjusted downward as described herein.

“Control Party” means (i) the Guarantor, so long as no Guarantor Default has occurred and is continuing, or (ii) the holders of the AgVantage Bonds for so long as a Guarantor Default has occurred and is continuing.

“Dollar” or “$” means the lawful money of the United States of America.

“EBITDA” means earnings before interest, taxes, depreciation, and amortization.

“Equity Offering Proceeds” means the amount of net proceeds of any offerings or issuances of common equity securities (including proceeds from issuances of senior common stock but excluding proceeds from issuances of preferred term stock that is required to be accounted for as debt under GAAP) completed by the REIT after the date hereof, as set forth in the offering documents for any such offerings or issuances; provided, however, that to the extent any amount of such net proceeds are used to retire or redeem any existing or outstanding class or series of equity issued by the REIT as set forth in the offering documents for any such offerings or issuances, then the Equity Offering Proceeds shall be reduced by that amount; provided further, that to the extent the offering documents for any such offerings or issuances do not clearly identify, in the reasonable judgment of Farmer Mac, the amount of net proceeds used to retire or redeem any existing or outstanding class or series of equity securities issued by the REIT, then Issuer shall cause the REIT to provide such information as is reasonably requested by Farmer Mac to enable Farmer Mac to perform an accurate calculation of the amount of Equity Offering Proceeds resulting from an offering or issuance of equity securities completed by the REIT.

“Event of Default” has the meaning given to that term in Section 7.01.

“Final Issuance Date” means the earlier of:  (a) two years from the date on which an issuance of AgVantage Bonds is first issued hereunder; and (b) such date as Farmer Mac, in its sole discretion, determines that a material adverse change has occurred in the financial condition or business of Issuer or the REIT since the end of the REIT’s most recently completed Fiscal Year for which audited Financial Statements are available and have been provided to

Farmer Mac and which has not been set forth in documents, certificates or financial information furnished to Farmer Mac as of the date hereof.

“Final Maturity Date” means December 31, 2029, or such other date as agreed to by the parties.

“Financial Covenants” has the meaning given to that term in Section 5.03.

“Financial Statements”, in respect of a Fiscal Year, means the publicly filed consolidated financial statements (including footnotes) of the REIT prepared in accordance with U.S. generally accepted accounting principles for that Fiscal Year as audited by independent certified public accountants selected by the REIT, and in respect of a Fiscal Quarter, means the publicly filed unaudited interim consolidated financial statements of the REIT prepared in accordance with U.S. generally accepted accounting principles for that Fiscal Quarter.

“Fiscal Quarter” means each fiscal quarter of the REIT, as such may be changed from time to time, which at the date hereof commence on January 1, April 1, July 1, and October 1 of each calendar year and end on March 31, June 30, September 30, and December 31 of the same calendar year, respectively.

“Fiscal Year” means the fiscal year of the REIT, as such may be changed from time to time, which at the date hereof commences on January 1 of each calendar year and ends on December 31 of the same calendar year.

“Fixed Charge Coverage Ratio” means the ratio of (a) the sum of the REIT’s (i) aggregate EBITDA, as presented in the Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter and (ii) aggregate Non-Cash Expenses as presented in the Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter to (b) the sum of the REIT’s (i) aggregate interest expense as presented in the Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, (ii) aggregate Capitalized Interest, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter , (iii) aggregate preferred dividend payments as presented in the Financial Statements, to the extent required to be reflected as debt on the REIT’s Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, and (iv) aggregate Lease Payments, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter.

“Guaranteed Obligations” has the meaning given to that term in Section 9.01.

“Guarantor Default” means a default by the Guarantor under its obligations pursuant to Article IX which is existing and continuing.

“Historical Cost of the Contributed Assets” means $38,355,424; provided, however, that in the event that any Contributed Asset is sold in whole or in part by the REIT or the Issuer to a third party, then the Historical Cost of the Contributed Assets shall be adjusted downward (i) if such Contributed Asset is sold in whole, by the full amount of the historical cost of such Contributed Asset, as set forth on Annex D, or (ii) if such Contributed Asset is sold in part, by a pro-rated amount of the historical cost for such Contributed Asset, as is reasonably agreed upon by the parties hereto, with such pro-rated amount based upon factors including, but not limited to, the total historical cost of such Contributed Asset, the amount and type of acreage of the Contributed Asset sold, and the tillable acreage of such Contributed Asset.

“Intangible Asset Value” shall be the aggregate value of the intangible assets held by the REIT, as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements.

“Interest Payment Date” means the dates set forth in the Pricing Agreement for Bonds as the interest payment dates therefor; provided, however, that if any such date is not a Business Day, such Interest Payment Date that would otherwise be such date will be the next Business Day following such date.

“Lease Payments” means payments related to capital and operating leases, as presented, as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements.

“Leverage Ratio” means the ratio of the REIT’s Total Debt to the REIT’s Total Assets.

“Minimum Required Collateralization Level” has the meaning given to that term in the Pledge Agreement.

“Minimum Tangible Net Worth” shall be calculated pursuant to the following formula, with all measures set forth below that are presented in the Financial Statements to be as of the end of the second Fiscal Quarter of the 2014 Fiscal Year:

0.8 * (Stockholders’ Equity + Contributed Asset Value Difference + Accumulated Depreciation and Amortization — Intangible Asset Value + Equity Offering Proceeds)

“Non-Cash Expenses” means any expenses that were accounted for in the calculation of the REIT’s EBITDA that did not, and are not expected to, result in a disbursement of cash. Non-Cash Expenses may include, but are not limited to, stock-based compensation expense and any other compensation for products or services paid in stock of the REIT or units of the Issuer.  The REIT or the Issuer shall inform Farmer Mac of the items included in the Non-Cash Expenses calculation to the extent requested by Farmer Mac.

“Nonperforming Assets” means the sum of the unpaid principal balance of all loans owned by Issuer that are 90 or more days delinquent, in foreclosure, or in bankruptcy.

“Nonperforming Asset Rate” means the ratio of Nonperforming Assets to the unpaid principal balance of all loans owned by Issuer.

“Notice of Requested Borrowing” has the meaning set forth in Section 2.01 hereof.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledge Agreement” means the Amended and Restated Pledge and Security Agreement dated as of the date hereof, among Issuer, the REIT, the Purchaser, Farmer Mac and the Collateral Agent.

“Pricing Agreement” means the Pricing Agreement for each issuance of Bonds among Farmer Mac, the Purchaser and Issuer in the form of Schedule II attached hereto.

“Qualified Collateral” has the meaning given to that term in the Pledge Agreement.

“Qualified Loans” has the meaning given to that term in the Pledge Agreement.

“Stockholders’ Equity” shall be the stockholders’ equity of the REIT, as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements.

“Tangible Net Worth” means the tangible net worth of the REIT, calculated as follows:

(Stockholders’ Equity + Contributed Asset Value Difference + Accumulated Depreciation and Amortization — Intangible Asset Value)

“Total Assets” means the sum of (a) the Contributed Asset Value Difference and (b) the total assets as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements; provided, however, that in the event that the REIT no longer records the Contributed Assets on a historical cost basis, then Farmer Mac, in its sole discretion, may determine that clause (a) shall no longer be included in the calculation of Total Assets.

“Total Debt” means the total debt of the REIT as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements.

SECTION 1.02.            Principles of Construction.  Unless the context shall otherwise indicate, the terms defined in Section 1.01 hereof include the plural as well as the singular and the singular as well as the plural.  The words “hereafter”, “herein”, “hereof”, “hereto” and “hereunder”, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.  The words “include”, “includes” and “including” shall be construed to be followed by the words “without limitation.”  References to Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses of this Agreement.  All accounting terms used and not expressly defined herein shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term “generally accepted accounting principles” shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date hereof.  The descriptive headings of the various articles and sections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

ARTICLE II

PURCHASE OF BONDS

SECTION 2.01.            Purchase of Bonds; Minimum Denominations.  The Purchaser agrees to purchase Bonds, at 100% of their principal amount, from time to time before the Final Issuance Date, as requested by Issuer by written notice (each, a “Notice of Requested Borrowing”) and approved by Farmer Mac in an aggregate principal amount, for all Bonds outstanding hereunder at any one time, not in excess of $150,000,000, subject to satisfaction of the conditions set forth herein and agreement between the parties hereto as to the terms of the applicable Pricing Agreement.  Issuer may borrow, repay (subject to the terms of the applicable Bonds being repaid) and reborrow funds at any time or from time to time up to, but not including, the Final Issuance Date; provided that Issuer shall not be eligible to borrow funds under this Agreement at any time that Farmer Mac has determined that there has been a material adverse change in the financial condition or business of Issuer or the REIT.  Each advance under this Agreement shall be disbursed in a minimum amount of $1 million and additional increments of $50,000 or such other amounts as agreed to in the applicable Pricing Agreement.  Each Bond shall price, close and fund at times mutually agreeable to the parties hereto, subject to satisfaction of the conditions set forth herein and in accordance with the procedures set forth in Section 2.02(c) hereof, unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement.  No Bond will be purchased without the signature of Issuer on such Bond, and each Bond purchased hereunder shall be the obligation of Issuer.

SECTION 2.02.            Interest Rates and Payment.

(a)  Each Bond shall bear interest, payable semi-annually in arrears (unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement) on the outstanding principal amount thereof (computed on the basis of a 30-day month and a 360-day year unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement) from its date of issuance until final payment on the maturity date thereof or otherwise at a fixed rate or floating rate, as specified for the term of such Bond in the applicable Pricing Agreement.  Interest only shall be payable on each Interest Payment Date.  The Interest Payment Dates shall be determined at the time of, and set forth in, the applicable Pricing Agreement.  The principal amount of each Bond, together with any accrued but unpaid interest, shall be due and payable in full on the applicable maturity date for such Bond.

(b)  Default Interest.  To the extent any payment of interest or principal is not paid when due, interest shall continue to accrue thereon at the applicable rate per annum determined as provided above plus two (2) percent (2%).

(c)  Notice of Requested Borrowing; Determination of Applicable Margin; Procedure for Pricing.  (i)   Each Notice of Requested Borrowing shall indicate the requested amount of the Bond and the desired maturity date of such Bond that Issuer requests to be purchased.  A Notice of Requested Borrowing may request preliminary pricing indications for more than one maturity.  Each Notice of Requested Borrowing shall also provide name, telephone and email contact information of an authorized representative of Issuer.

(ii) Upon receipt of a Notice of Requested Borrowing from Issuer, Farmer Mac shall, within 2 Business Days, subject to the condition that Issuer has already provided information to Farmer Mac concerning Issuer, the proposed Borrowers, or the REIT as reasonably requested by Farmer Mac, provide to Issuer a preliminary indication of the applicable Bond Interest Rate.  Farmer Mac shall not be obligated to provide an indication of pricing if Farmer Mac uses its best efforts to obtain and provide such preliminary indication, but determines in its sole discretion reasonably exercised that market conditions are unfavorable for the issuance of debt to fund Bonds with the terms set forth in the Notice of Requested Borrowing.  Upon an acceptance of such preliminary indication of pricing by Issuer, the applicable Bond will price within a mutually agreeable time period (and may price on the day of the preliminary pricing if the parties so agree) with the agreed upon Bond Interest Rate being evidenced in the applicable Pricing Agreement.

(d)  Payments and Prepayments.  Each Bond shall not be prepayable during the term of such Bond unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement, which will set forth a schedule of any permitted prepayment dates.  Unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement, any such permitted prepayment by Issuer shall be in whole upon at least nine business days’ written notice to Farmer Mac.

SECTION 2.03.            Maturity.  Each Bond shall mature on the maturity date set forth in the applicable Pricing Agreement and in any event no later than the Final Maturity Date.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01.            Conditions Precedent to the Purchase of Each Bond.  On each Closing Date, the Purchaser shall be under no obligation to purchase any Bond unless and until the following conditions have been satisfied:

(a)  The Bonds.  Farmer Mac shall have received the original of such Bonds, each duly executed on behalf of Issuer, in the applicable form attached as Annex A hereto, or otherwise in a form agreed by the parties.

(b)  The Pledge Agreement.  Farmer Mac shall have received an original of the Pledge Agreement duly executed on behalf of Issuer, the REIT and the Collateral Agent.

(c)  Opinion of Counsel.  Farmer Mac shall have received an opinion of counsel to Issuer in form and substance acceptable to Farmer Mac.

(d)  Financial and Other Information.  Issuer shall have provided Farmer Mac with the REIT’s most recent Financial Statements and such other information concerning Issuer, the Borrowers, and the REIT as Farmer Mac shall have reasonably requested.

(e)  No Material Adverse Change.  Issuer and the REIT shall have certified to Farmer Mac (in the manner specified in paragraph (i) of this Section 3.01), and Farmer Mac shall be satisfied, that no material adverse change shall have occurred in the financial condition or business of Issuer or the REIT between the end of the REIT’s most recently completed Fiscal Year for which audited Financial Statements are available and have been provided to Farmer Mac and the date of the purchase of such Bond, which has not been set forth in documents, certificates or financial information furnished to Farmer Mac or publicly filed.

(f)  UCC Filing.  Issuer shall have provided Farmer Mac with evidence that Issuer has filed the applicable UCC financing statement required pursuant to the Pledge Agreement.

(g)  No Event of Default.  Issuer and the REIT shall have certified to Farmer Mac and Farmer Mac shall be satisfied that no Event of Default shall have occurred and be continuing.

(h)  Compliance with Financial Covenants.  The REIT shall have certified to Farmer Mac and Farmer Mac shall be satisfied that the REIT is in compliance with all Financial Covenants contained herein.

(i)  Certification of Senior Management.  The REIT and Issuer shall have provided Farmer Mac a certification by any president, vice president or Chief Financial Officer of each of the REIT and Issuer, substantially in the form of Annex C attached hereto, as to the following: (i) that Issuer is an institution organized as a Delaware limited partnership with the appropriate expertise, experience and qualifications to make agricultural mortgage loans to the Borrowers; (ii) the matters to be certified under paragraphs (e), (g) and (h) of this Section 3.01; and (iii) the representations and warranties of Issuer and the REIT are true and correct in all material respects except with respect to representations or warranties that relate to a specific date or time.

SECTION 3.02.            Certificate of Pledged Collateral.  No later than three Business Days after each advance hereunder, Issuer shall provide to Farmer Mac and the Collateral Agent (if not Farmer Mac) a copy of a Certificate of Pledged Collateral.  The

Certificate of Pledged Collateral will be dated not earlier than the last day of the immediately preceding calendar month, or a more recent date, at Issuer’s option, in accordance with the terms of the Pledge Agreement.

ARTICLE IV

REPORTING REQUIREMENTS

SECTION 4.01.            Annual Reporting Requirements.  So long as any Bonds remain outstanding, Issuer or the REIT, as applicable, shall provide Farmer Mac with the following items within 90 days of the end of each Fiscal Year, in each case, in form and substance satisfactory to Farmer Mac:

(a)  the Financial Statements for such Fiscal Year;

(b)  a Certificate of Pledged Collateral;

(c)  an inventory from the Collateral Agent (if not Farmer Mac), or such other evidence as is reasonably satisfactory to Farmer Mac, as to the Qualified Collateral held by the Collateral Agent (if not Farmer Mac) at the end of such Fiscal Year;

(d)  the Nonperforming Asset Rate as of the last day of the end of the immediately preceding Fiscal Year; and

(e)  such other information concerning Issuer, the Borrowers, the REIT or the Qualified Collateral as is reasonably requested by Farmer Mac.

SECTION 4.02.            Additional Reporting Requirements.  So long as any Bonds remain outstanding, Issuer or the REIT, as applicable, shall provide to Farmer Mac, not more than thirty-five (35) Business Days following the end of each of Issuer’s calendar quarters, (i) a report in a format reasonably acceptable to Farmer Mac that identifies each Qualified Loan that constitutes Qualified Collateral, and such other information concerning Issuer, the REIT, the Borrowers, or the Qualified Collateral as is reasonably requested by Farmer Mac, and (ii) notification of and information reasonably requested by Farmer Mac regarding the sale, in whole or in part, of any Contributed Asset that occurs during the Issuer’s prior calendar quarter.  So long as any Bonds remain outstanding, the REIT shall also provide to Farmer Mac, not more than forty-five (45) calendar days following the end of each of the REIT’s Fiscal Quarters, a certification, substantially in the form of Annex E, certifying that the REIT is in compliance with the applicable Financial Covenants contained herein as of the end of the most recently ended Fiscal Quarter.

SECTION 4.03.            Default Notices.  If an action, occurrence or event shall happen that is, or with notice and the passage of time would become, an Event of Default, Issuer shall deliver a notice of such action, occurrence or event to Farmer Mac before 4:00 p.m. (District of Columbia time) on the Business Day following the date Issuer becomes aware of such action, occurrence or event, and, if such Event of Default should occur, shall submit to

Farmer Mac, within five days thereafter, a report setting forth its views as to the reasons for the Event of Default, the anticipated duration of the Event of Default and what corrective actions Issuer is taking to cure such Event of Default.

ARTICLE V

REPRESENTATIONS AND COVENANTS OF THE PARTIES

SECTION 5.01.            Representations of Farmer Mac and the Purchaser.  Each of Farmer Mac and the Purchaser jointly and severally represent to Issuer that on the date hereof and on each date on which the Purchaser purchases a Bond from Issuer:

(a)  it has all necessary authority and has taken all necessary corporate action, and obtained all necessary approvals, in order for it to execute and deliver all Bond Documents to which it is a party and for its obligations and agreements under the Bond Documents to constitute valid and binding obligations of Farmer Mac and the Purchaser; and in particular the terms of the transaction, and the actions taken by Farmer Mac and the Purchaser, are in compliance with and in satisfaction of the requirements of the Farm Credit Administration, as amended, or waived by the Farm Credit Administration, and no approval, consent, or authorization is required to be obtained or given, as the case may be, with, from or by the Farm Credit Administration or any other regulatory agency having jurisdiction over Farmer Mac to authorize the execution and delivery by Farmer Mac of this Agreement, any of the other Bond Documents or the applicable Pricing Agreement; and

(b)  The Purchaser is purchasing the Bonds for its own account and not with a view to the distribution thereof, provided that the disposition by Farmer Mac or the Purchaser of their property shall at all times be within their control.  Farmer Mac and the Purchaser each understands that the Bonds have not been registered under the Securities Act of 1933, as amended, and may be resold only if an exemption from registration is available.

SECTION 5.02.            Representations of Issuer and the REIT.  Issuer and the REIT, as applicable, hereby represent to Farmer Mac and the Purchaser that on the date hereof and on each date on which the Purchaser purchases a Bond from Issuer:

(a)  Each of Issuer and the REIT has been duly organized and is validly existing and in good standing in the jurisdiction of its organization;

(b)  Each of Issuer and the REIT has the corporate power and authority to execute and deliver this Agreement, each of the other Bond Documents and the applicable Pricing Agreement, to consummate the transactions contemplated hereby and thereby and to perform each of its obligations hereunder and thereunder;

(c)  Each of Issuer and the REIT has taken all necessary corporate and other action to authorize the execution and delivery of this Agreement, each of the other Bond Documents and the applicable Pricing Agreement, the consummation by each of Issuer and the REIT of the transactions contemplated hereby and thereby and the performance by each of Issuer and the REIT of each of its obligations hereunder and thereunder;

(d)  this Agreement, each of the other Bond Documents and the applicable Pricing Agreement have been duly authorized, executed and delivered by each of Issuer and the REIT and constitute the legal, valid and binding obligations of each of Issuer and the REIT, enforceable against each of Issuer and the REIT in accordance with their respective terms, subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)  no approval, consent, authorization, order, waiver, exemption, variance, registration, filing, notification, qualification, license, permit or other action is required to be obtained, given, made or taken, as the case may be, with, from or by any regulatory body, administrative agency or governmental authority having jurisdiction over each of Issuer or the REIT or any third party under any agreement to which each of Issuer or the REIT is a party to authorize the execution and delivery by each of Issuer and the REIT of this Agreement, any of the other Bond Documents or the applicable Pricing Agreement, or the consummation by each of Issuer and the REIT of the transactions contemplated hereby or thereby or the performance by each of Issuer and the REIT of each of its obligations hereunder or thereunder;

(f)  neither the execution or delivery by each of Issuer or the REIT of this Agreement, any of the other Bond Documents or the applicable Pricing Agreement nor the consummation by each of Issuer or the REIT of any of the transactions contemplated hereby or thereby nor the performance by each of Issuer or the REIT of each of its obligations hereunder or thereunder, including, without limitation, the pledge of the Qualified Loans (as such term is defined in the Pledge Agreement) to Farmer Mac, conflicts with or will conflict with, violates or will violate, results in or will result in a breach of, constitutes or will constitute a default under, or results in or will result in the imposition of any lien or encumbrance pursuant to any term or provision of the articles of incorporation or the bylaws of each of Issuer or the REIT or any provision of any existing law or any rule or regulation currently applicable to each of Issuer or the REIT or any judgment, order or decree of any court or any regulatory body, administrative agency or governmental authority having jurisdiction over each of Issuer or the REIT or the terms of any mortgage, indenture, contract or other agreement to which Issuer is a party or by which each of Issuer or the REIT or any of each of its properties is bound;

(g)  there is no action, suit, proceeding or investigation before or by any court or any regulatory body, administrative agency or governmental authority presently pending or, to the actual knowledge of each of Issuer or the REIT, threatened with respect to each of Issuer or the REIT, this Agreement, any of the other Bond Documents or the applicable Pricing Agreement challenging the validity or enforceability of this Agreement, any of the other Bond Documents or the applicable Pricing Agreement, or seeking to restrain, enjoin or otherwise prevent each of Issuer or the REIT from engaging in its business as currently conducted or the consummation by each of Issuer or the REIT of the transactions contemplated by this Agreement, any of the other Bond Documents or the applicable Pricing Agreement, or which, if adversely determined, would have a material adverse effect on each of Issuer’s or the REIT’s financial condition or either of its ability to perform each of its obligations under this Agreement, any of the other Bond Documents or the applicable Pricing Agreement;

(h)  Issuer has the appropriate expertise, experience and qualifications to make agricultural mortgage loans similar to the mortgage loans (to the Borrowers) contemplated hereby;

(i)  no material adverse change has occurred in the financial condition or business of Issuer or the REIT between the end of the REIT’s most recently completed Fiscal Year for which Financial Statements are available and have been provided to Farmer Mac and the date this representation is given which has not been set forth in documents, certificates or financial information furnished to Farmer Mac or publicly filed; and

(j)  as to each Bond purchased by Purchaser, Issuer made a reasonable determination, as of the date on which the Purchaser purchased such Bond from Issuer, that the applicable Borrower under each Qualified Loan pledged to secure such Bond at the time of such purchase had sufficient repayment capacity to perform under such Qualified Loan without requiring repayment support from any other Borrower.

SECTION 5.03.            Covenants of the REIT.  The REIT hereby covenants that, on the date hereof, on each date on which the Purchaser purchases a Bond from Issuer, and as of the end of each Fiscal Quarter following the date hereof (except that the covenant set forth in subsection (b) will become effective and the REIT must begin to comply with the covenant set forth in subsection (b) as of the end of the second Fiscal Quarter of the 2015 Fiscal Year), the REIT is in compliance with the following covenants (collectively, the “Financial Covenants”):

(a)  the Leverage Ratio of the REIT shall not be more than sixty percent (60%);

(b)  the Fixed Charge Coverage Ratio of the REIT shall be at least 1.5; and

(c)  the Tangible Net Worth of the REIT shall be at least equal to or greater than the Minimum Tangible Net Worth; provided, however, that this

Financial Covenant shall not restrict the REIT from making the minimum dividend payments required to maintain its status as a real estate investment trust and in such case, shall not be deemed a violation of this Financial Covenant.

ARTICLE VI

SECURITY AND COLLATERAL

SECTION 6.01.            Security and Collateral.

(a)  To secure the full and punctual payment of the Bonds, Issuer and the REIT shall enter into the Pledge Agreement pursuant to which Issuer and the REIT shall grant a perfected security interest to the Collateral Agent, for the ratable benefit of the holders of the Bonds and the Guarantor, in and shall pledge and collaterally assign to and with the Collateral Agent the Qualified Collateral and all of the rights, remedies, title and interest of Issuer and the REIT in and to the Qualified Collateral in which the Issuer and the REIT have rights or the power to transfer rights to a secured party.

(b)  Issuer shall cause (i) the value of the Qualified Collateral (as determined in accordance with the Pledge Agreement) to be at all times not less than 110% of the aggregate outstanding principal amount of the Bonds and (ii) the value of the Qualified Loans (as determined in accordance with the Pledge Agreement) to be at all times not less than 100% of the aggregate outstanding principal amount of the Bonds.

(c)  Issuer shall not create, or permit to exist, any pledge, lien, charge, mortgage, encumbrance, debenture, hypothecation or other similar security instrument that secures, or in any way attaches to, such Qualified Collateral, other than the lien of the Pledge Agreement and the Permitted Liens (as defined in the Pledge Agreement), without the prior written consent of Farmer Mac.

(d)  The Qualified Loans will at all times meet the Eligibility Criteria as defined in the Pledge Agreement.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.            Events of Default.  Each of the following actions, occurrences or events shall, but only (except in the case of subsections (a), (d) (e), and (f) below) if Issuer or the REIT do not cure such action, occurrence or event within 45 days of notice from Farmer Mac requesting that it be cured, constitute an “Event of Default” under the terms of this Agreement:

(a)  a failure by Issuer to make a payment of principal or interest on any Bond for more than two Business Days after the same becomes due and payable;

(b)  a material representation by Issuer or the REIT to Farmer Mac in connection with this Agreement, any Bond or the Pledge Agreement, or any material information reported pursuant to Article V, shall prove to be incorrect or untrue in any material respect when made or deemed made;

(c)  a failure or breach by Issuer or the REIT to comply with any other covenant (including any of the Financial Covenants) or provision contained in this Agreement or any Bond or the Pledge Agreement (other than a failure by Issuer to maintain the Minimum Required Collateralization Level);

(d)  the entry of a decree or order by a court having jurisdiction in the premises adjudging Issuer or the REIT a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer or the REIT under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Issuer or the REIT or of any substantial part of either of its property, or ordering the winding up or liquidation of either of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(e)  the commencement by Issuer or REIT of proceedings to be adjudicated a bankrupt or insolvent, or the consent by either of Issuer or the REIT to the institution of bankruptcy or insolvency proceedings against it, or the filing by either Issuer or the REIT of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or the consent by either Issuer or the REIT to the filing of any such petition or to the appointment of receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Issuer or the REIT or of any substantial part of either of its property, or the making by either Issuer or the REIT of an assignment for the benefit of creditors, or the admission by either Issuer or the REIT in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Issuer or the REIT in furtherance of any such action; or

(f)  a failure by Issuer or the REIT to maintain the Minimum Required Collateralization Level, if Issuer or the REIT do not cure such action, occurrence or event within 30 days of the earlier of (i) notice from Farmer Mac requesting that it be cured, or (ii) the first day on which either Issuer or the REIT becomes aware of such failure.

SECTION 7.02.            Acceleration.  Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac may, upon written notice to that effect to Issuer, declare the entire principal amount of, and accrued interest on, the Bonds at the time outstanding to be immediately due and payable.

SECTION 7.03.            Remedies Not Exclusive.  Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac shall be entitled to take such other action as is provided for by law, in this Agreement, or in any of the other Bond Documents, including injunctive or other equitable relief.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.            GOVERNING LAW.  EXCEPT AS SET FORTH IN SECTION 9.01 HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW.  TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.

SECTION 8.02.            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02.

SECTION 8.03.            Notices.  All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule I attached hereto as appropriate except as otherwise provided herein.  The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto.  A properly addressed notice or other communication shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission to the party or parties to which it is given.

SECTION 8.04.            Benefit of Agreement.  This Agreement shall become effective when it shall have been executed by Farmer Mac, the Purchaser, Issuer and the REIT, and thereafter shall be binding upon and inure to the respective benefit of the parties and their permitted successors and assigns.

SECTION 8.05.            Entire Agreement.  This Agreement, including the Schedules and Annexes hereto, and the other Bond Documents, constitute the entire agreement between the parties hereto concerning the matters contained herein and supersede all prior oral and written agreements and understandings between the parties.

SECTION 8.06.            Amendments and Waivers.

(a)  No provision of this Agreement may be amended or modified except pursuant to an agreement in writing entered into by Farmer Mac, the Purchaser, Issuer and the REIT.  No provision of this Agreement may be waived except in writing by the party or parties receiving the benefit of and under such provision.

(b)  No failure or delay of Farmer Mac, the Purchaser, Issuer or the REIT in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  No waiver of any provision of this Agreement or consent to any departure by Issuer or the REIT therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (a) of this Section 8.06, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Issuer or the REIT in any case shall entitle Issuer or the REIT to any other or further notice or demand in similar or other circumstances.

SECTION 8.07.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.08.            Termination of Agreement.  This Agreement shall terminate upon the indefeasible payment in full of all amounts payable hereunder and under the Bonds.

SECTION 8.09.            Survival.  The representations and warranties of each of the parties hereto contained in this Agreement and contained in each of the other Bond Documents, and the parties’ obligations under any and all thereof, shall survive and shall continue in effect following the execution and delivery of this Agreement, any disposition of the Bonds and the expiration or other termination of any of the other Bond Documents, but, in the case of each Bond Document, shall not survive the expiration or the earlier termination of such Bond Document, except to the extent expressly set forth in such Bond Document.

SECTION 8.10.            Severability.  If any term or provision of this Agreement or any Bond Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of such Bond Document or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

ARTICLE IX

GUARANTEE

SECTION 9.01.            Guarantee.

(a)  The Guarantor agrees to pay in full to the holder of each Bond, the principal of, and interest on, the Bonds when due, whether at maturity, upon redemption or otherwise (the “Guaranteed Obligations”), on the applicable due date for such payment.

(b)  The Guarantor’s obligations hereunder shall inure to the benefit of and shall be enforceable by any holder of a Bond if, for reason beyond the control of such holder, such holder shall have failed to receive the interest or principal, as applicable, payable to such holder any payment date, redemption date or stated maturity date.  The Guarantor hereby irrevocably agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of, or any change in or amendment to, this Agreement, the Pledge Agreement or any Bond, the absence of any action to enforce the same, the waiver or consent by the holder of any Bond or by the Collateral Agent with respect to any provisions of this Agreement or the Pledge Agreement, or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, protest or notice with respect to each Bond or the interest represented thereby, and all demands whatsoever, and covenants that the guarantee will not be discharged except upon complete irrevocable payment of the principal and interest obligations represented by the Bonds.

(c)  The Guarantor shall be subrogated to and is hereby assigned all rights of the holder of the Bonds against Issuer and the proceeds of the Qualified Collateral, all in respect of any amounts paid by the Guarantor pursuant to the provisions of the guarantee contained in this Article IX.  Each holder shall execute and deliver to the Guarantor in each holder’s name such instruments and documents as the Guarantor may reasonably request in writing confirming or evidencing such subrogation and assignment.

(d)  No reference herein shall alter or impair the guarantee, which is absolute and unconditional, of the due and punctual payment of principal of, and interest on, the Bonds, on the dates such payments are due.

(e)  The guarantee is not an obligation of, and is not a guarantee as to principal or interest by the Farm Credit Administration, the United States or any other agency or instrumentality of the United States (other than the Guarantor).

(f)  The guarantee shall be governed by, and construed in accordance with, Federal law.  To the extent Federal law incorporates state law, that state law shall be the laws of the State of New York applicable to contracts made and performed therein.

SECTION 9.02.            Control by the Guarantor. If the Guarantor is the Control Party, the Guarantor shall be considered the holder of all Bonds outstanding for all purposes under the Pledge Agreement and shall be permitted to take any and all actions permitted to be taken by the holder thereunder.  The Control Party will have the sole right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or any holder with respect to the Bonds or exercising any power conferred on the Collateral Agent with respect to the Bonds provided that:

(a)         such direction shall not be in conflict with any rule of law or with the Pledge Agreement;

(b)         the Collateral Agent shall have been provided with indemnity from the Control Party reasonably satisfactory to it; and

(c)          the Collateral Agent may take any other action deemed proper by such Collateral Agent that is not inconsistent with such direction, provided, however, that the Collateral Agent need not take any action which it determines might expose it to liability.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:	/s/R. Dale Lynch
Name:	R. Dale Lynch
Title:	Vice President and Treasurer

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ R. Dale Lynch
Name:	R. Dale Lynch
Title:	Senior Vice President — Chief Financial Officer and Treasurer

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	Chief Financial Officer, Secretary and Treasurer

FARMLAND PARTNERS INC.

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	Chief Financial Officer, Secretary and Treasurer

SCHEDULE I
TO
BOND PURCHASE AGREEMENT

Addresses for Notices

1.                                      The addresses referred to in Section 8.03 hereof, for purposes of delivering communications and notices, are as follows:

If to the Purchaser or Farmer Mac:

Federal Agricultural Mortgage Corporation
1999 K Street, NW 4th Floor
Washington, DC 20006
Fax:  202-872-7713
Attention of: Chief Financial Officer

With a copy to:

Federal Agricultural Mortgage Corporation
1999 K Street, NW 4th Floor
Washington, DC 20006
Fax:  202-872-7713
Attention of: Capital Markets Group

With a copy also to:

Federal Agricultural Mortgage Corporation
1999 K Street, NW 4th Floor
Washington, DC 20006
Fax:  202-872-7713
Attention of: General Counsel

If to Issuer or the REIT:

Farmland Partners Inc.

8670 Wolff Court, #240

Westminster, CO 80031

Attention of: Chief Financial Officer

With a copy to:

Morrison & Foerster

250 West 55th Street

New York, NY 10019

Attention of: Christopher Delson, Esq.

SCHEDULE II

TO

AGVANTAGE BOND PURCHASE AGREEMENT

FORM OF PRICING AGREEMENT

The Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac”), Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac (the “Purchaser”), Farmland Partners Operating Partnership, LP, a Delaware limited partnership (“Issuer”), and Farmland Partners Inc., a Maryland corporation and the parent company of Issuer (the “REIT”), agree that, on                    , 20     (the “Closing Date”), the Purchaser will purchase from Issuer and Issuer will sell to the Purchaser $                                 aggregate principal amount of [Fixed Rate] [Floating Rate] AgVantage Bonds (the “Bonds”) with the following terms:

Bond Interest Rate:

[Initial Bond Interest Rate:                        ]

[Floating Rate Index:                        ]

[Interest Rate Margin:                        ]

[Interest Rate Reset Dates:                        ]

Interest Payment Dates:

Interest Periods:

[The Bonds may not be prepaid at any time.][The Bonds may not be prepaid prior to                          , 20    .  On or after                                , 20     the Bonds may be prepaid on the scheduled call dates set forth herein, in whole [only] [or in part], at the option of Issuer, according to the terms of the Bond Purchase Agreement (as defined below).][The Bonds may be prepaid in whole [only] [or in part] at any time.]

[Scheduled call dates:                                     ]

Maturity Date:

The Bonds shall be obligations of Issuer.  The issuance and sale of the Bonds by Issuer to the Purchaser shall occur under the terms and conditions of the Amended and Restated AgVantage Bond Purchase Agreement, dated as of March 1, 2015, among Farmer Mac, the Purchaser, Issuer and the REIT (the “Bond Purchase Agreement”).  All of the provisions contained in the Bond Purchase Agreement are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein.  Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Bond Purchase Agreement.  This Pricing Agreement may be executed in two or more counterparts.

In the event of any inconsistency between the terms of this Pricing Agreement and the Bond Purchase Agreement, the terms of this Pricing Agreement shall apply.

Agreed to this      day of               , 20    .

Federal Agricultural Mortgage Corporation

By:
Name:
Title:

Farmer Mac Mortgage Securities Corporation

By:
Name:
Title:

Farmland Partners Operating Partnership, LP

By:
Name:
Title:

Farmland Partners Inc.

By:
Name:
Title:

[FORM OF BOND]

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

% Fixed Rate Senior AgVantage Bond due

, 20

FOR VALUE RECEIVED, the undersigned, FARMLAND PARTNERS OPERATING PARTNERSHIP, LP (the “Issuer”), hereby promises to pay to FARMER MAC MORTGAGE SECURITIES CORPORATION, a wholly owned subsidiary of Farmer Mac (as defined below) (“the Purchaser”), or registered assigns, the principal sum of                                MILLION DOLLARS ($      ,000,000.00) on                                     , together with interest computed from the date hereof according to the terms of the Bond Purchase Agreement (as defined below).

Payments of principal and interest on this Bond are to be made in lawful money of the United States of America at such place as shall have been designated by written notice to Issuer from the registered holder of this Bond as provided in the Bond Purchase Agreement referred to below.

This Bond is issued pursuant to an Amended and Restated AgVantage Bond Purchase Agreement, dated as of March 1, 2015, as well as the Pricing Agreement for $                     Fixed Rate Bonds dated as of                  , 20     (together, as from time to time amended, the “Bond Purchase Agreement”), among the Issuer, the REIT, the Purchaser and Federal Agricultural Mortgage Corporation (“Farmer Mac”), and is entitled to the benefits thereof.  This Bond is also entitled to the benefits of the Amended and Restated Pledge and Security Agreement, dated as of March 1, 2015, among the Issuer, the REIT, the Purchaser, Farmer Mac and the Collateral Agent named therein.

Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Bond Purchase Agreement.

This Bond is a registered Bond and, upon surrender of this Bond for registration of transfer or exchange, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Bond will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, Issuer may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and Issuer will not be affected by any notice to the contrary.  This Bond is the obligation of the Issuer.

[This Bond may not be prepaid at any time.][This Bond may not be prepaid prior to                          , 20    .  On or after                                , 20     this Bond may be prepaid at any time, in whole [only] [or in part], at the option of Issuer, according to the terms of the Bond Purchase Agreement and provided that, if such optional prepayment is made on a date other than an Interest Payment Date, accrued interest on the principal amount hereof that is being prepaid shall be payable through and excluding the date such optional prepayment is made.][This Bond is prepayable at any time by Issuer, in whole [only] [or in part] at the option of Issuer on the terms set forth in the Bond Purchase Agreement.]

If an Event of Default, as defined in the Bond Purchase Agreement, occurs and is continuing, the principal of this Bond may be declared due and payable in the manner, at the price and with the effect provided in the Bond Purchase Agreement.

This Bond shall be construed and enforced in accordance with, and the rights of Issuer and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of the State of New York that would require the application of the laws of another jurisdiction.

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

By
Name:
Title:

ANNEX B

[Reserved]

ANNEX C

FORM OF OFFICERS’ CERTIFICATE

Officers’ Certificate

TO:                                                                           Federal Agricultural Mortgage Corporation

We,                                   , and                                 ,                                           , of Farmland Partners Inc. (the “REIT”) and of Farmland Partners Operating Partnership, LP, (“Issuer”), pursuant to the Amended and Restated AgVantage Bond Purchase Agreement dated as of March 1, 2015, among Issuer, the REIT, Farmer Mac Mortgage Securities Corporation, and Federal Agricultural Mortgage Corporation (the “Bond Purchase Agreement”), hereby certify on behalf of Issuer and the REIT, as applicable, that as at the date hereof:

(1)           Issuer is an institution organized as a Delaware limited partnership with the appropriate expertise, experience and qualifications to make agricultural mortgage loans to the Borrowers;

(2)           no material adverse change has occurred in the financial condition of Issuer or the REIT between the date of the end of the REIT’s most recently completed Fiscal Year for which Financial Statements are available and have been provided to Farmer Mac and the date hereof, which has not been set forth in documents, certificates, or financial information furnished to Farmer Mac or publicly filed;

(3)           all of the representations contained in Section 5.02 of the Bond Purchase Agreement remain true and correct in all material respects on and as of the date hereof; and

(4)           no Event of Default exists; and

(5)           the REIT is in compliance with all Financial Covenants contained in Section 5.03 of the Bond Purchase Agreement, [except for the Financial Covenant set forth in Section 5.03(b), which shall not be effective until the second Fiscal Quarter of the 2015 Fiscal Year].

Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Purchase Agreement.

DATED as of this            day of                             ,                   .

FARMLAND PARTNERS INC.

By:	By:
Name:	Name:
Title	Title

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

By:	By:
Name:	Name:
Title:	Title:

ANNEX E

FORM OF REIT OFFICERS’ CERTIFICATE

We,                                   , and                                 , of Farmland Partners Inc. (the “REIT”), in connection with that certain Amended and Restated AgVantage Bond Purchase Agreement dated as of March 1, 2015, among Issuer, the REIT, Farmer Mac Mortgage Securities Corporation, and Federal Agricultural Mortgage Corporation (the “Bond Purchase Agreement”), hereby certify on behalf of the REIT, as applicable, that as of the end of the most recent Fiscal Quarter:

(1)           the REIT’s Leverage Ratio is as follows:

a.              Total Debt:

b.              Total Assets:

i.      Contributed Asset Value Difference:

ii.   Total assets:

(2)           the REIT’s Fixed Charge Coverage Ratio is as follows:

a.              Aggregate EBITDA:

b.              Aggregate Non-Cash Expenses:

c.               Aggregate interest expense:

d.              Aggregate Capitalized Interest:

e.               Aggregate preferred dividend payments:

f.                Aggregate Lease Payments:

(3)           the REIT’s Tangible Net Worth is as follows:

a.              Stockholders’ Equity:

b.              Contributed Asset Value Difference:

c.               Accumulated Depreciation and Amortization:

d.              Intangible Asset Value:

e.               Minimum Tangible Net Worth:

(4)           to our knowledge, the values set forth above in paragraphs (1)-(3) are correct and accurate in all material respects.

(5)           the REIT is in compliance with all of the Financial Covenants contained in the Bond Purchase Agreement.

Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Purchase Agreement.

DATED as of this            day of                             ,                   .

FARMLAND PARTNERS INC.

By:	By:
Name:	Name:
Title:	Title: